UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021
MACKENZIE REALTY CAPITAL INC.
(Exact Name of Registrant as Specified in Its Charter)
Maryland	000-55006	45-4355424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100	Orinda	CA	94563
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(925)	631-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mackenzie Realty Capital Inc. (the “Company”) announced that Mr. Paul F. Koslosky retired from his position as Chief Financial Officer of the Company. The resignation will be effective immediately. Mr. Koslosky retirement is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

(c) Current Director of Accounting and Financial Reporting, Angche Sherpa, has been promoted to the position of Chief Financial Officer.  Mr. Sherpa was appointed to Chief Financial Officer in July 2021 after the retirement of Mr. Koslosky. He has been employed by the Company’s administrator, MacKenzie Capital Management, LP (“MacKenzie”), since 2012. Prior to his appointment, he was Director of Accounting and Financial Reporting of MacKenzie.

Mr. Sherpa graduated from San Francisco State University in 2006 with a Bachelor of Science degree in Business Administration (Accounting) with high honors. He obtained his CPA license from California Board of Accountancy in January 2011. Prior to joining MacKenzie, he worked as staff auditor from 2007 through 2008 and senior auditor from 2009 through 2012 at a national public accounting firm Moss Adams LLP. During his career at Moss Adams, he led various audit teams involved in auditing financial services companies including private equity, asset management, and real estate investment companies.

Mr. Sherpa has no family relationships with any current director or executive officer of the Company.  Mr. Sherpa was not chosen to succeed Mr. Koslosky as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with other people.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company. Mr. Sherpa will only be compensated through their ownership of the Company’s Advisers (MacKenzie Real Estate Advisers, LP and MCM Advisers, LP) and the Company’s Adviser will compensate its Executive Officers out of the fees it pays its Adviser.   Outside of the fees and compensation paid to the Advisers by the Company, Mr. Sherpa does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MACKENZIE REALTY CAPITAL INC.

Dated: July 14, 2021	By:	/s/ Robert Dixon
Robert Dixon
President